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As filed with the Securities and Exchange Commission on January 24, 2006

Registration No. 333-127973

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 8 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRAFFIC.COM, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7310 (Primary Standard Industrial Classification Code Number)	25-1823631 (I.R.S. Employer Identification Number)

851 Duportail Road, Wayne, PA 19087
(610) 725-9700
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Robert N. Verratti
Chief Executive Officer
Traffic.com, Inc.
851 Duportail Road
Wayne, PA 19087
(610) 725-9700
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copy To:

Ellen B. Corenswet, Esq. Covington & Burling 1330 Avenue of the Americas New York, New York 10019 (212) 841-1000	Jeffrey S. Marcus, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas, 39th Floor New York, New York 10104-0012 (212) 468-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                  If the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

                  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

                  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

                  The sole purpose of this amendment is to file Exhibit 10.2.1 to the registration statement as indicated in the Exhibit Index of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, the signature page to the registration statement, the Exhibit Index of the registration statement and Exhibit 10.2.1.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, Traffic.com, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of Pennsylvania, on this 24th day of January, 2006.

Traffic.com, Inc.
By:	/s/ ROBERT N. VERRATTI
Name: Robert N. Verratti Title: Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on this 24th day of January, 2006.

Signature	Title

/s/ ROBERT N. VERRATTI Robert N. Verratti	Chief Executive Officer and Director (Principal Executive Officer)
/s/ ANDREW MAUNDER Andrew Maunder	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* David L. Jannetta	President and Director
* Mark DeNino	Chairman of the Board
* John H. Josephson	Director
* George MacKenzie	Director
* Samuel A. Plum	Director
*By:	/s/ ROBERT N. VERRATTI Robert N. Verratti Attorney-in-fact

EXHIBIT INDEX

Exhibit number	Description
1.1**	Form of Underwriting Agreement.
3.1**	Fourth Amended and Restated Certificate of Incorporation of the Registrant.
3.1.1**	Form of Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant to be effective prior to the effective date of the Registration Statement.
3.2**	Form of Restated Certificate of Incorporation of the Registrant to be effective upon closing of the offering.
3.3**	Bylaws of the Registrant.
3.4**	Form of Amended and Restated Bylaws of the Registrant to be effective prior to the effective date of the Registration Statement.
4.1**	Specimen Certificate evidencing shares of common stock.
4.2**	Warrant to purchase 116,666 shares of common stock, $0.01 par value per share, dated April 22, 2005, issued by the Registrant to National Electric Benefit Fund.
4.3**	Warrant to purchase 193,099 shares of common stock, $0.01 par value per share, dated April 22, 2005, issued by the Registrant to TL Ventures IV L.P.
4.4**	Warrant to purchase 100,000 shares of Series E Preferred stock, $0.01 par value per share, dated December 7, 2003, issued by the Registrant to Comerica Bank.
4.5**	Warrant to purchase 525 shares of common stock, $0.01 par value per share, dated March 31, 2003, issued by the Registrant to TL Ventures III Interfund L.P.
4.6**	Warrant to purchase 6,348 shares of common stock, $0.01 par value per share, dated March 31, 2003, issued by the Registrant to TL Ventures III Interfund L.P.
4.7**	Warrant to purchase 3,370 shares of common stock, $0.01 par value per share, dated March 31, 2003, issued by the Registrant to TL Ventures III Offshore L.P.
4.8**	Warrant to purchase 40,697 shares of common stock, $0.01 par value per share, dated March 31, 2003, issued by the Registrant to TL Ventures III Offshore L.P.
4.9**	Warrant to purchase 194,425 shares of common stock, $0.01 par value per share, dated March 31, 2003, issued by the Registrant to TL Ventures III L.P.
4.10**	Warrant to purchase 16,103 shares of common stock, $0.01 par value per share, dated March 31, 2003, issued by the Registrant to TL Ventures III L.P.
4.11**	Warrant to purchase 235,255 shares of common stock, $0.01 par value per share, dated March 31, 2003, issued by the Registrant to TL Ventures IV L.P.
4.12**	Warrant to purchase 147,132 shares of common stock, $0.01 par value per share, dated March 31, 2003, issued by the Registrant to Convergence Capital, L.P.
4.13**	Warrant to purchase 6,216 shares of common stock, $0.01 par value per share, dated March 31, 2003, issued by the Registrant to TL Ventures IV Interfund L.P.
4.14**	Warrant to purchase 7,333 shares of common stock, $0.01 par value per share, dated July 31, 2003, issued by the Registrant to T. Williams Consulting, Inc.
4.15**	Warrant to purchase 48,666 shares of common stock, $0.01 par value per share, dated July 31, 2003, issued by the Registrant to Mark DeNino. Mr. DeNino exercised this warrant in September 2005.
4.16**	Warrant to purchase 94,000 shares of common stock, $0.01 par value per share, dated July 31, 2003, issued by the Registrant to Brian Malewicz.

4.17**	Warrant to purchase 302,666 shares of common stock, $0.01 par value per share, dated July 31, 2003, issued by the Registrant to Michael Burns. Mr. Burns transferred his warrant to The Burns Family Trust in October 2005.
4.17.1**	Warrant to purchase 302,666 shares of common stock, $0.01 par value per share, dated October 31, 2005, issued by the Registrant to The Burns Family Trust.
4.18**	Warrant to purchase 78,737 shares of common stock, $0.01 par value per share, dated May 30, 2003, issued by the Registrant to ICG Holdings, Inc.
4.19**	Warrant to purchase 25,000 shares of Series E Preferred stock, $0.01 par value per share, dated July 8, 2003, issued by the Registrant to Comerica Bank.
4.20**	Warrant to purchase 31,000 shares of common stock, $0.01 par value per share, dated July 31, 2003, issued by the Registrant to Peachtree Creek Business Group, Inc.
4.21**	Warrant to purchase 20,000 shares of common stock, $0.01 par value per share, dated March 31, 2003, issued by the Registrant to PA Early Stage Partners III, L.P. This warrant was terminated in September 2005.
4.21.1**	Warrant to purchase 66,666 shares of common stock, $0.01 par value per share, dated August 24, 2005, issued by the Registrant to PA Early Stage Partners, L.P.
4.22**	Warrant to purchase 17,565 shares of common stock, $0.01 par value per share, dated April 22, 2005, issued by the Registrant to PA Early Stage Partners III, L.P. PA Early Stage Partners III, L.P. exercised this warrant in September 2005.
4.23**	Warrant to purchase 17,565 shares of common stock, $0.01 par value per share, dated April 22, 2005, issued by the Registrant to Safeguard Delaware, Inc.
4.24**	Warrant to purchase 10,000 shares of common stock, $0.01 par value per share, dated January 26, 2001, issued by the Registrant to PNC Bank, National Association.
4.25**	Warrant to purchase 41,666 shares of common stock, $0.01 par value per share, dated April 17, 2002, issued by the Registrant to Potomac Technology Development, LLC.
4.26**	Warrant to purchase 5,102 shares of common stock, $0.01 par value per share, dated April 22, 2005, issued by the Registrant to TL Ventures IV Interfund L.P.
4.27**	Contingent Warrant to purchase 33,333 shares of common stock, $0.01 par value per share, dated March 16, 2001, issued by the Registrant to Hearst Communications, Inc.
4.28**	Fourth Amended and Restated Investor Rights Agreement dated August 30, 2005, as amended, among the Registrant and the parties listed therein.
4.28.1**	Form of Amendment to the Fourth Amended and Restated Investor Rights Agreement, among the Registrant and the parties listed therein, to be effective prior to the effective date of the Registration Statement.
5.1**	Opinion of Covington & Burling.
10.1**	Amended and Restated 1999 Long-Term Incentive Plan, dated as of May 11, 2000.
10.2**	Amended and Restated 1999 Non-Employees' Stock Plan, dated as of May 11, 2000.
10.2.1	2005 Long-Term Incentive Plan.
10.3**	Lease Agreement dated June 14, 2000 between FV Office Partners II, L.P. and the Registrant.

10.4**	First Amendment to Lease Agreement dated April 30, 2001 between FV Office Partners II, L.P. and the Registrant.
10.5**	Second Amendment to Lease Agreement dated November 15, 2004 between FV Office Partners II, L.P. and the Registrant.
10.6**	Third Amendment to Lease Agreement dated May 26, 2005 between FV Office Partners II, L.P. and the Registrant.
10.7**	Subcontractor agreement dated June 1, 1999 between SIGNAL Corporation and the Registrant.
10.8**	Modification to Subcontract dated June 20, 2002, between Signal Solutions, Inc. and the Registrant.
10.9**	Modification to Subcontract dated August 5, 2005, between Signal Solutions, Inc. and the Registrant.
10.10**	Employment Agreement dated October 1, 2004, between Robert Verratti and the Registrant.
10.11**	Employment Agreement dated October 7, 1999 between David L. Jannetta and the Registrant.
10.12**	Employment Letter Agreement dated March 9, 2000 between Christopher M. Rothey and the Registrant.
10.13**	Employment Letter Agreement dated April 20, 2005 between Andrew Maunder and the Registrant.
10.14**	Employment Letter Agreement dated December 1, 1999 between Joseph A. Reed and the Registrant.
10.15**	Employment Letter Agreement dated June 14, 2002 between Robert Pollan and the Registrant.
10.16**	Employment Letter Agreement between Douglas Alexander and the Registrant.
10.17**	Guaranty Agreement dated April 22, 2005 between TL Ventures, PA Early Stage III, L.P., Safeguard Delaware Inc., Columbia Partners, LLC Investment Management and the National Electrical Benefit Fund.
10.18**	Equity Commitment Letter dated April 22, 2005 between TL Ventures, PA Early Stage III, L.P., Safeguard Delaware Inc., National Electrical Benefit Fund and the Registrant.
10.19†**	Data Aquisition Agreement between NAVTEQ Corporation and the Registrant.
10.20**	Loan and Security Agreement dated December 7, 2003, between Comerica Bank and the Registrant (including Amendments No. 1 through 7 thereto).
10.21**	Formal Settlement Agreement and General Release, dated as of December 16, 2005, among Santa Fe Technologies, Inc., TL Ventures L.P. and the Registrant.
23.1**	Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Covington & Burling (included in Exhibit 5.1).
24.1**	Powers of Attorney (included on signature page).

*
To be filed by amendment

**
Previously filed

†
Confidential treatment request as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX